CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-164904) of our report dated April 15, 2011 relating to the consolidated financial statements and financial statement schedules, which appear in this Annual Report on Form 10-K of Emerald Dairy Inc. for the fiscal year ended December 31, 2010.

/s/ Windes & McClaughry
Windes & McClaughry Accountancy Corporation

Long Beach, California

April 15, 2011